As filed with the Securities and Exchange Commission on October 18, 2005

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN COMMERCIAL LINES INC.
(Exact Name of Registrant as specified in its Charter)

Delaware	73-3177794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1701 East Market Street
Jeffersonville, Indiana 47130
(812) 288-0100
(Address of principal executive offices)

American Commercial Lines Inc. Equity Award Plan for Employees, Officers
and Directors, as Amended
American Commercial Lines Inc. 2005 Stock Incentive Plan
(Full title of the plans)

Christopher A. Black
Senior Vice President, Chief Financial Officer
American Commercial Lines Inc.
1701 East Market Street
Jeffersonville, Indiana 47130
(812) 288-0100
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Imad I. Qasim, Esq.
Sidley Austin Brown & Wood LLP
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7748
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum		Amount of
	Amount to be	offering price	Proposed maximum	registration
Title of securities to be registered	registered (1)	per share	aggregate offering price	fee
Common Stock, par value $0.01 per share: shares subject to outstanding options issued under the Equity Award Plan	1,021,084	$4.1625(2)	$ 4,250,262.15(2)	$500.26
Common Stock, par value $0.01 per share: shares subject to outstanding options issued under the Stock Incentive Plan	84,108	$ 4.50(2)	$ 378,486.00(2)	$44.55
Common Stock, par value $0.01 per share: shares issuable under the Plans	1,342,464 (3)	$ 26.95(4)	$36,179,404.80(4)	$4,258.32

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors, as amended (the “Equity Award Plan”), and the American Commercial Lines Inc. 2005 Stock Incentive Plan (the “Stock Incentive Plan,” and together with the Equity Award Plan, the “Plans”), relating to adjustments for changes resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by American Commercial Lines Inc.

(2)	Pursuant to Rule 457(h)(1) and (c) under the Securities Act, calculated on the basis of the average of the weighted average exercise price of outstanding options to purchase shares of Common Stock under the Plans registered hereunder.

(3)	This Registration Statement registers 42,644 shares of Common Stock issuable under the Equity Award Plan and 1,299,820 shares of Common Stock issuable under the Stock Incentive Plan.

(4)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h)(1) and (c) under the Securities Act, based on the average of the high and low prices of the Common Stock of American Commercial Lines Inc. reported on the Nasdaq National Market on October 12, 2005, a date within five business days prior to the filing of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, as filed by American Commercial Lines Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement and made a part hereof:
     (a) the prospectus of the Registrant filed pursuant to Rule 424(b)(4) under the Securities Act (filed on October 7, 2005); and
     (b) the description of the common stock, par value $0.01 per share (the “Common Stock”), of the Registrant contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 6, 2005 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     In accordance with Section 102(b)(7) of the DGCL, the certificate of incorporation of the Registrant, as amended, includes a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.
     In accordance with the provisions of the Registrant’s bylaws, the Registrant shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was the Registrant’s director or officer or is or was serving at the Registrant’s request (as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the Registrant’s best interests or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. In addition, the Registrant carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number	Description of Exhibit
4.1	Certificate of Incorporation of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.2	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.3	Bylaws of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.4	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on August 29, 2005).

4.5	American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.12 of the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on April 29, 2005).

4.6	Amendment to American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.31 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.7	American Commercial Lines Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.27 of Amendment No. 1 to the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on May 27, 2005).

5.1	Opinion of Sidley Austin Brown & Wood LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sidley Austin Brown & Wood LLP (included in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on this 18th day of October, 2005.

AMERICAN COMMERCIAL LINES INC.

By:	/s/ Mark R. Holden

Mark R. Holden
President and Chief Executive Officer
POWERS OF ATTORNEY
     Each person whose signature to this Registration Statement appears below hereby appoints Mark R. Holden and Christopher A. Black, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name of and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark R. Holden	Director, President and Chief Executive	October 18, 2005
Mark R. Holden	Officer (Principal Executive Officer)

/s/ Christopher A. Black	Senior Vice President, Chief Financial	October 18, 2005
Christopher A. Black	Officer (Principal Financial Officer)

/s/ Paul F. Brotzge	Vice President, Treasurer and Controller	October 18, 2005
Paul F. Brotzge	(Principal Accounting Officer)

/s/ Clayton K. Yeutter	Chairman of the Board	October 18, 2005
Clayton K. Yeutter

/s/ Eugene I. Davis	Director	October 18, 2005
Eugene I. Davis

/s/ Richard L. Huber	Director	October 18, 2005
Richard L. Huber

/s/ Nils E. Larsen	Director	October 18, 2005
Nils E. Larsen

/s/ Emanuel L. Rouvelas	Director	October 18, 2005
Emanuel L. Rouvelas

/s/ R. Christopher Weber	Director	October 18, 2005
R. Christopher Weber

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Certificate of Incorporation of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.2	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.3	Bylaws of American Commercial Lines Inc. (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.4	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on August 29, 2005).

4.5	American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.12 of the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on April 29, 2005).

4.6	Amendment to American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.31 of the Registrant’s Registration Statement on Form S-1, File No. 333-126696, filed on July 19, 2005).

4.7	American Commercial Lines Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.27 of Amendment No. 1 to the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on May 27, 2005).

5.1	Opinion of Sidley Austin Brown & Wood LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Sidley Austin Brown & Wood LLP (included in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).